Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement (No. 333-            ) on Form S-1 of WCI Communities, Inc. of our report dated April 18, 2013, relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.

/s/ McGladrey LLP

West Palm Beach, FL
April 18, 2013